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                                                                    Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated February 25, 1997 (except Note 9, as to which the date is _________, 1997), in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of RiboGene, Inc. for the registration of 2,645,000 shares of its common stock.


                                                Ernst & Young LLP

Palo Alto, California


______________________________________
The foregoing consent is in the form that will be signed upon the completion of the changes to the capital accounts described in Note 9 to the financial statements.


                                                /s/ Ernst & Young LLP

Palo Alto, California
November 10, 1997